Exhibit 10.7
May 7, 2012

Mr. Joseph Neubauer
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_________________
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Dear Joe:

We would like to memorialize certain changes to your Employment Agreement with ARAMARK Corporation dated as of November 2, 2004, as previously amended (your “Employment Agreement”). As we have previously discussed, your Employment Agreement is amended by this letter agreement as follows:

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Effective May 7, 2012, you will cease to be the Chief Executive Officer of ARAMARK Corporation, but you will remain as the Chairman of the Board and your duties will be consistent with that of a Chairman. Your ceasing to be the Chief Executive Officer will not be treated as a “Good Reason” event or otherwise constitute a termination of your employment for purposes of your Employment Agreement or otherwise.

For ease of reference, all capitalized terms used in this letter are as defined in the Employment Agreement.

Please sign where indicated below to acknowledge that your Employment Agreement will be revised as set forth above, effective upon your signature, and return such signed copy to my attention at your earliest convenience.

ARAMARK CORPORATION

/s/ ROBERT J. CALLANDER
Robert J. Callander
Chairman, Compensation and
Human Resources Committee
ARAMARK Holdings Corporation

/s/ JOSEPH NEUBAUER
Joseph Neubauer